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                                   EXHIBIT 21

                                  SUBSIDIARIES

                                                                  State or Other               Percentage
Parent                                                     Jurisdiction of Incorporation       Ownership
------                                                     -----------------------------       ---------
HCB Bancshares, Inc.                                                  Oklahoma

Subsidiaries (1)
----------------

HEARTLAND Community Bank                                            United States                100%

Subsidiary of HEARTLAND Community Bank
--------------------------------------

HCB Properties, Inc.                                                  Arkansas                   100%

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(1)   The assets, liabilities and operations of the subsidiaries are included in the Consolidated Financial Statements contained in Item 8 hereof.